UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2026

ZRCN Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Dell Avenue, Campbell, CA. 95008

(Address of principal executive offices and zip code)

(408) 963-4550

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 17, 2026 (the “Effective Date”), ZRCN Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiary, Zircon Corporation, a California corporation (“Zircon” and collectively with the Company, the “Debtor”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Altriarch Holdings SPV, LLC, as lender (“Lender”). The Loan Agreement provides for a $12.5 million senior secured revolving credit facility (the “Credit Facility”) available to be used by the Company and Zircon for, among other things, replacement and discharge of the Company’s current loan of $15.0 million with FGI Worldwide, LLC and the ability to increase its borrowings from the Lender for working capital purposes.

The Loan Agreement matures on March 17, 2029 (the “Maturity Date”), subject to the right of the Debtor to request to extend the Maturity Date for up to an additional one (1) year period. Prior to the Maturity Date or an Event of Default, the interest rate shall be the lesser of (a) the Maximum Rate (as defined in the Loan Agreement), and (b) the 3 month term SOFR (as defined in the Loan Agreement) plus the 8.75%. Accrued and unpaid interest on the outstanding principal balance of Credit Facility shall be due and payable monthly commencing on April 14, 2026 and continuing on the tenth (10th) Business Day of each month thereafter and on the Maturity Date.

So long as no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, upon notice to Lender, Debtor may, request increases in the Credit Facility (each, a “Commitment Increase”) by an amount not exceeding Five Million Dollars ($5,000,000.00) in the aggregate; provided that (i) Debtor may make a maximum of two (2) such requests and (ii) Lender may grant or deny all or any portion of such Commitment Increase in its sole discretion.

The Credit Agreement requires the Company to comply with maximum tangible net worth and minimum fixed charge coverage ratios. In addition, the Credit Agreement contains other standard affirmative and negative covenants such as those which (subject to certain thresholds) limit the ability of the Company and its subsidiary and affiliates to, among other things, incur debt, incur liens, engage in any Change of Control (as defined in the Loan Agreement), enter into new lines of business not related to the Company’s current lines of business, make certain investments, issue equity securities, engage in transactions with affiliates, or prepay any debt without the approval of the Lender. Events of default under the Loan Agreement include, among other things, payment defaults, breaches of representations, warranties or covenants, defaults under material indebtedness, certain events of bankruptcy or insolvency, judgment defaults, certain defaults or events relating to employee benefit plans or a change in control of the Company. The events of default would permit the lender to terminate commitments and accelerate the maturity of borrowings under the Loan Agreement if not cured within applicable grace periods.

If the Loan Agreement is terminated by Debtor anytime prior to the first (1st), second (2nd) or third (3rd) anniversary of the Effective Date (including without limitation as a result of acceleration of the outstanding balance of the Loan Agreement as a result of the occurrence of an Event of Default), Debtor will pay to Lender, as a prepayment premium (the “Prepayment Premium”) and not as a penalty, an amount equal to one and one-half percent (1.50%), one percent (1%) and one-half percent (0.5%) of the Maximum Amount, respectively, provided that the Prepayment Premium will be waived if the Loan Agreement is terminated on or after the second (2nd) anniversary of the Effective Date and the Loan Agreement is contemporaneously refinanced by a Federal Deposit Insurance Corporation insured financial institution.

As of the date hereof, the Company has an obligation of approximately $7.5 million which has been drawn on the Loan Agreement. The full principal amount due under the Loan Agreement is due upon a default under the terms of the Loan Agreement. The Loan Agreement ranks senior to all current and future indebtedness of the Company and is secured by substantially all of the assets of the Company, excluding intellectual property. John Stauss, the Company’s chief executive officer, is a limited guarantor of all of the obligations under the Loan Agreement. In addition, the four largest shareholders of the Company (collectively, the “Pledgees”) and the Lender entered into a Limited Recourse Collateral Pledge Agreement pursuant to which the Loan Agreement is secured by the Pledgees’ shares of common stock of the Company and certain affiliated entities.

If, at any time prior to the Maturity Date, Debtor or any affiliate (each a “ROFR Party”) shall receive a bona fide loan offer from any third person which such ROFR Party intends to accept for Debt secured by the Debtor’s intellectual property, such ROFR Party shall provide Lender a written notice (the “Loan Notice”) of the terms of the offer from such third Person (along with a copy of each writing evidencing such offer). Lender shall have the right, subject to certain conditions, to make the loan on the terms specified in the Loan Notice.

The Credit Facility provides increased financial flexibility for the Debtor to pursue its long-term growth strategies, both domestically and internationally.

The foregoing description of the Loan Agreement is only a summary and is qualified in its entirety by reference to the full and complete terms of the Loan Agreement. A full copy of the Loan Agreement and applicable promissory note will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZRCN Inc.

Date: March 23, 2026	By:	/s/ Jeff Parsons
Jeff Parsons
Chief Financial Officer

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